TARGOFF-RS, LLC NOTE
                               PURCHASE AGREEMENT


        This Targoff-RS, LLC Note Purchase Agreement (the "Agreement"), dated as of September 5, 2001, is made by and between The Right Start, Inc., a California corporation (the "Issuer") and Fred Kayne, an individual, Richard Kayne, an individual, ARBCO Associates, L.P., Kayne Anderson Diversified Capital Partners, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited and Kayne Anderson Capital Partners, L.P., Palomar Ventures I, L.P., Marina Corporate LLC, (collectively "Note Sellers"), with reference to the following facts:

     A. Targoff-RS, LLC, a New York limited liability company ("Targoff") has issued to the Note Sellers its Term Notes (the "Notes") in the amounts set forth on Exhibit A.

     B. Issuer has filed a Certificate of Determinations with respect to its Series F Convertible Preferred Stock, par value $.01 per share ("Series F Preferred Stock"), with the California Secretary of State.

     C. As a condition to the purchase of Targoff pursuant to the LLC Purchase Agreement of even date herewith, Issuer has required that Note Sellers sell the Notes in exchange for not more than 1,609.447 shares of Series F Preferred Stock.

     D. Issuer desires to purchase and Note Sellers desire to sell the Notes for an aggregate of 1,609.447 shares of Series F Preferred Stock (in the amounts per Note Seller as agreed among the Note Sellers and set forth on Exhibit A hereto) convertible, upon approval of Issuer's shareholders, into 1,609,447 shares of Issuer's common stock, no par value ("Common Stock"), as herein provided.

               It is therefore agreed as follows:

1. Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Issuer shall purchase the Notes from Note Sellers in exchange for 1,609.447 shares of the Series F Preferred Stock.

2. Authorization; Closing.

        Issuer has, on or prior to the date of this Agreement, caused the Certificate of Determination setting forth the rights, preferences and privileges of the Series F Convertible Preferred Stock ("Series F Preferred"), in the form attached as Exhibit B (the "Certificate"), to be filed with the California Secretary of State. Subject to and upon the terms and conditions of this Agreement, at the Closing, Issuer shall sell to Note Sellers 1,609.447 shares of Series F Preferred (the "Shares"). At the Closing, Issuer shall deliver to Note Sellers the Shares by delivery to Note Sellers of stock certificate(s) representing the Shares and Sellers shall deliver the Notes endorsed in blank.

               The consummation of the purchase and sale of the Notes (the "Closing") shall take place at the Note Sellers' offices located at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067 on September 5, 2001 or such other date or at such other time as the parties may mutually agree. At the Closing, (i) Note Sellers shall deliver the Notes and (ii) Issuer shall deliver the stock certificate(s) representing the Shares.

3. Representations and Warranties of Note Sellers. Each Note Seller represents and warrants to Issuer as follows:

        3.1 Organization and Authority. Such Note Seller (other than Fred Kayne) is a limited partnership or, in the case of Kayne Anderson Offshore Limited, a British Virgin Islands company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

        3.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions called for hereunder, has been duly authorized by all necessary action on the part of such Note Seller. This Agreement constitutes a valid and binding obligation of such Note Seller, enforceable against such Note Seller in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

        3.3 Investment. Such Note Seller is acquiring the Shares in good faith for his or its own account and for the purpose of investment in Issuer and not with a view to or for sale in connection with any distribution of such Shares or any interest therein. Such Note Seller has a preexisting business or personal relationship with Issuer or its officer, directors or controlling persons and, by reason of such Note Seller's business and financial experience, has the capacity to protect its own interest in connection with the acquisition of the Shares. Such Note Seller represents and warrants that it is an "accredited investor" within the meaning of paragraph (1), (2), (3), (7) or (8) of Rule 501(a) of the Act. Such Note Seller acknowledges that it has reviewed the publicly filed information about Issuer, that it has received such other information (from sources other than Issuer) as it has deemed necessary and appropriate to make its own investment analysis and decision to acquire securities of Issuer and that it has independently and without reliance on Issuer or any oral or written representation or warranty from Issuer, its officers, shareholders, directors or other representatives (other than representations or warranties made by Issuer in this Agreement), made its own decision to acquire such securities and enter into this Agreement. Such Note Seller shall have no recourse against Issuer, its officers, shareholders, directors or other representatives, nor shall any such person incur any liability, for any misstatement (whether material or immaterial) or omission.

        Except for the foregoing representations and warranties, there are not representations or warranties of any kind being given by any Note Seller to Issuer in connection with this Agreement or the transactions contemplated by this Agreement.

4. Representations and Warranties of Issuer. Issuer represents and warrants to Note Sellers as follows:

        4.1 Organization and Authority. Issuer is a corporation duly organized, validly existing and in good standing under the laws of California, and has all necessary power to enter into and perform this Agreement.

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


        4.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions called for hereunder, has been duly authorized by all necessary corporate and, subject to Section 5.1 hereof, shareholder action on the part of Issuer, will not conflict with or result in a breach of the articles of incorporation or bylaws of Issuer. This Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

        4.3 Offering. Subject in part to the truth and accuracy of the representations of Note Sellers set forth in this Agreement, the offer, sale and issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

        4.4 Validity of Shares. Upon issuance, the Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens. Subject to Section 5.1 hereof, the shares of Common Stock issuable upon conversion of the Shares will be duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Shares, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

5. Covenants of Issuer. Following the Closing, Issuer hereby covenants with each Note Seller as follows:

        5.1 Shareholder Approval. As promptly as practicable after the Closing and in any event prior to the earlier of January 15, 2001 and such date as Issuer clears its proxy statement (filed prior to November 15, 2001) with the Securities and Exchange Commission (the "SEC"), Issuer shall convene a meeting of its shareholders at which such shareholders will be asked to approve, among other matters: (a) an amendment to Issuer's Articles of Incorporation to increase the authorized number of shares of Common Stock to allow for the issuance of shares of Common Stock upon conversion of the Shares pursuant to the Certificate; (b) the conversion feature of the Series F Preferred set forth in
Article IV of the Certificate; and (c) the issuance of shares of Common Stock to Note Sellers upon conversion of the Shares pursuant to the Certificate. Issuer shall promptly prepare and file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as promptly as practicable after receipt of comments from the SEC staff with respect thereto and any required or appropriate amendments thereto shall mail to stockholders of Issuer, a proxy statement (as amended or supplemented from time to time the "Proxy Statement") in connection with such special meeting of shareholders ("Shareholders' Meeting"). Issuer shall notify Note Sellers promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information, and will supply Note Sellers with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement.

        5.2 Registration Rights Agreement. As promptly as practicable after the Closing and in any event prior to filing the preliminary Proxy Statement with the SEC, Issuer will enter into a written registration rights agreement with each Note Seller (the "Registration Rights Agreement") (i) granting demand and piggyback rights to cause the registration for resale of the Common Stock issuable upon conversion of the Shares and (ii) confirming such rights with respect to all other Common Stock now held, or available upon exercise or conversion of other securities now held, by the Note Sellers or their affiliates. Any registration rights so granted shall, with respect to registrations on Form S-3, also provide that if Form S-3 is not available at the time, Issuer will use Form S-1 and agree to file post-effective amendments to such registration statement until all shares covered by the registration statement have been distributed.

6. Agreements of the Parties.

     6.1 Conditions to Closing.

        (a) The obligation of Issuer to sell and of Note Sellers to acquire the Shares at the Closing pursuant to this Agreement shall be subject to there being no order of any court or administrative agency in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or other legal or administrative proceeding having been instituted and remaining pending on the date of the Closing, or threatened on that date, which challenges the validity or legality of the transactions contemplated hereby and which (i) has a reasonable likelihood of success on the merits and (ii) if adversely determined, would render it unlawful, as of such date, to effect the transactions contemplated by this Agreement substantially in accordance with its terms.

        (b) The obligations of Note Sellers to purchase the Shares at the Closing pursuant to the terms of this Agreement shall be subject to the performance by Issuer in all material respects of its covenants and obligations hereunder to be performed at or prior to the Closing and to all of Issuer's representations and warranties hereunder being true and correct in all material respects as if made on and, except if some other date is specifically set forth therein, as of the date of the Closing.

        (c) The obligations of Issuer to sell the Shares at the Closing pursuant to the terms of this Agreement shall be subject to the performance by Note Sellers in all material respects of its covenants and obligations hereunder to be performed at or prior to the Closing and to all of Note Sellers' representations and warranties hereunder being true and correct in all material respects as if made on and, except if some other date is specifically set forth therein, as of the date of the Closing.

        6.2 Amendment to Certificate of Determinations. The Note Sellers hereby agree that Issuer may, to the file an amendment to the Certificate of Determinations which sets forth the rights, privileges and preferences of the Shares to correct errors therein; provided such amendment does not materially adversely affect the rights, privileges or preferences pertaining to the Shares.

7.      Termination of Agreement.  This Agreement may be terminated:

        (a) at any time by mutual agreement of the parties;

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

        (b) by either party, without prejudice to any other rights or remedies it may have, if the Closing does not occur on or before October 15, 2001; provided that the terminating party shall not be entitled to terminate this Agreement if it is then in breach of this Agreement;

        (c) Note Sellers may terminate this Agreement at any time prior to the Closing, without prejudice to any other rights or remedies it may have, if Issuer shall have failed to comply with any of Issuer's covenants or obligations contained in or contemplated by this Agreement or failed to deliver in a timely manner any of the items to be delivered by Issuer pursuant to this Agreement in form and substance reasonably satisfactory to Note Sellers and their counsel or if any of the conditions to Closing to be satisfied by Issuer has not been satisfied; or

        (d) Issuer may terminate this Agreement at any time prior to the Closing, without prejudice to any other rights or remedies it may have, if Note Sellers shall have failed to comply with any of Note Sellers' covenants or obligations contained in or contemplated by this Agreement or failed to deliver in a timely manner any of the items to be delivered by Note Sellers pursuant to this Agreement in form and substance reasonably satisfactory to Issuer and its counsel or if any of the conditions to Closing to be satisfied by Note Sellers has not been satisfied.

8.      Miscellaneous.

        8.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, or by fax (and if by fax, sent concurrently by one of the other methods provided herein), addressed to the parties at the addresses shown below, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt in the case of notices sent by fax.

                If to Note Sellers: Kayne Anderson Investment Management, Inc.
                                            and Fred Kayne
                                    1800 Avenue of the Stars, Second Floor
                                    Los Angeles, California 90067
                                Fax: 310-284-6444

                                    With a copy to:

                                    Fred Kayne
                                Fortune Fashions
                                    1800 Avenue of the Stars, Third Floor
                                    Los Angeles, California 90067
                                Fax: 310-278-1522

               If to Issuer:        The Right Start, Inc.
                                    26610 Agoura Road, Suite 250
                                    Calabasas, California 91302
                              Attn: General Counsel
                                Fax: 818.735.7242

        8.2 Integration: Amendment. This Agreement and the Registration Rights Agreement sets forth in full the terms of the agreement between Note Sellers and Issuer with respect to the subject matter hereof and is intended as the full, complete and exclusive contract governing the agreement between Note Sellers and Issuer regarding the subject hereof. This Agreement supersedes all prior discussions, promises, representations, warranties, agreements and understandings between Note Sellers and Issuer regarding the subject hereof. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. No course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement, explain or modify any term or provision of this Agreement or any supplement or amendment thereto.

        8.3 General. Any waiver of any breach of this Agreement in a particular instance shall not operate as a waiver of subsequent breaches of the same or a different kind. Any party's exercise or failure to exercise any rights under this Agreement in a particular instance shall not operate as a waiver of the party's right to exercise the same or different rights in subsequent instances. Nothing herein constitutes a waiver of any of Note Sellers' rights and remedies against Rightstart.com Inc. or any other person, firm or corporation. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person other than Note Sellers and Issuer. There are no third party beneficiaries of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect. The headings in this Agreement are solely for convenience and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement. Time is of the essence in the performance of the obligations of the parties hereunder. The Recitals at the beginning of this Agreement are hereby incorporated herein and are part of this Agreement.

        8.4 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

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

     8.5 Governing Law. This Agreement is being entered into in the State of California. This Agreement shall be governed by the internal laws (and not the conflict of laws rules) of the State of California.

     8.6 Expenses. Each of the parties shall bear its own legal and other expenses in connection with this Agreement and the transactions contemplated hereby.

     8.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            Note Sellers:

                                             /s/ Richard Kayne
                                            -------------------------
                                            Richard Kayne,




                                             /s/ Fred Kayne
                                            ------------------------
                                            Fred Kayne


                                            Palomar Ventures I, L.P.,
                                            By: Palomar Management Partners I,
                                                  LLP
                                            Its: General Partner

                                            By: /s/ Jim Gauer
                                            -----------------
                                            Its: Managing Member



                                            Marina Corporate LLC,

                                             /s/ Joseph Tang
                                             ---------------
                                            By: Joseph Tang
                                            Its: President

                                            ARBCO ASSOCIATIONS, L.P.


                                             /s/ David Shladovsky
                                             --------------------
                                            By:  David Shladovsky
                                            Its: General Counsel



                                            KAYNE ANDERSON DIVERSIFIED
                                             CAPITAL PARTNERS, L.P.

                                             /s/ David Shladovsky
                                             --------------------
                                            By:  David Shladovsky
                                            Its: General Counsel


                                            KAYNE ANDERSON NON-TRADITIONAL
                                             INVESTMENTS, L.P.


                                            /s/ David Shladovsky
                                             --------------------
                                            By:  David Shladovsky
                                            Its: General Counsel


                                            KAYNE ANDERSON OFFSHORE LIMITED


                                             /s/ David Shladovsky
                                             --------------------
                                            By:  David Shladovsky
                                            Its: General Counsel


                                            KAYNE ANDERSON CAPITAL PARTNERS,
                                              L.P.

                                             /s/ David Shladovsky
                                             --------------------
                                            By:  David Shladovsky
                                            Its: General Counsel

                                     Issuer:

                                            THE RIGHT START, INC.


                                            By:/s/ Jerry R. Welch
                                               -------------------------
                                            Jerry R. Welch
                                            Chairman and Chief Executive Officer


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


                                    EXHIBIT A

                       Amounts of Targoff-RS, LLC Notes per Note Seller


---------------------------------------- ------------- ----------------- -----------------
Name                                     No. of        No of                Aggregate
                                         Preferred     underlying        Principal Amount
                                         Shares        Common Shares

---------------------------------------- ------------- ----------------- -----------------

Richard Kayne                              498.038         498,038          $1,000,000

---------------------------------------- ------------- ----------------- -----------------

Fred Kayne                                 580.322         580,322         $1,200,000

---------------------------------------- ------------- ----------------- -----------------

ARBCO Associates, L.P.                      82.284          82,284           $200,000

---------------------------------------- ------------- ----------------- -----------------

Kayne Anderson Diversified Capital          41.142          41,142           $100,000
Partners, L.P.

---------------------------------------- ------------- ----------------- -----------------

Kayne Anderson Non-Traditional              41.142          41,142           $100,000
Investments, L.P.

---------------------------------------- ------------- ----------------- -----------------

Kayne Anderson Offshore Limited             30.857          30,857           $75,000

---------------------------------------- ------------- ----------------- -----------------

Kayne Anderson Capital Partners, L.P.      133.712         133,712           $325,000

---------------------------------------- ------------- ----------------- -----------------

Palomar Ventures I, L.P.                   132.954         132,954           $180,000

---------------------------------------- ------------- ----------------- -----------------

Marina Corporate LLC                        68.995          68,995           $95,055

---------------------------------------- ------------- ----------------- -----------------





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



                                    EXHIBIT B
    Certificate of Determinations of the Series F Convertible Preferred Stock



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